Exhibit 99

                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                              Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    GlycoGenesys, Inc. (GLGS)


Date of Earliest
Transaction Required
to be Reported:            12/7/04


Signature:        /s/ Kevin Insley
                  -----------------------------------------------------
                  Name:    Kevin Insley
                  Title:   President and Chief Financial Officer
                        ELAN INTERNATIONAL SERVICES, LTD.